Exhibit 10.1

AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER

This Amendment No. 1 to Agreement and Plan of Merger (this “Amendment”) is made and entered into as of July 31, 2013 by and among Calavo Growers, Inc., a California corporation (“Calavo”), Renaissance Food Group, LLC, a Delaware limited liability company (“RFG”), Liberty Fresh Foods, LLC, Kenneth J. Catchot, James S. Catchot, James Gibson, Cut Fruit, LLC, Jose O. Castillo, Donald L. Johnson and the RFG Nominee Trust (the “Trust”). Liberty Fresh Foods, LLC, Kenneth J. Catchot, James S. Catchot, James Gibson, Cut Fruit, LLC, Jose O. Castillo, Donald L. Johnson and the Trust collectively are referred to in this Amendment as the “Sellers” and individually as a “Seller.”

RECITALS

A. Calavo, RFG and the Sellers are parties to an Agreement and Plan of Merger dated as of May 25, 2011 (the “Merger Agreement”) pursuant to which, among other things, Calavo acquired RFG from the Sellers and Calavo agreed to make Earn-Out Payments to the Sellers upon the satisfaction of certain performance requirements specified in the Merger Agreement.

B. Section 2.12 of the Merger Agreement states that, upon the attainment of the Stage 2 Maximum Earn-Out Trigger prior to the end of the Earn-Out Period, Calavo shall be obligated to pay the Stage 2 Maximum Earn-Out Consideration to the Sellers. Section 2.12(c) of the Merger Agreement states that “[t]he Stage 2 Maximum Earn-Out Consideration shall be $5,000,000 in cash and 827,000 Merger Shares.” Section 2.12(b) of the Merger Agreement states that the Stage 2 Maximum Earn-Out Trigger shall be met if, for any 12-month period during the Earn-Out Period, (1) the EBITDA for RFG is equal to or greater than $8,000,000 and (2) the Revenue for RFG is equal to or greater than $130,000,000.

C. Calavo, RFG and the Sellers believe that, based upon the recent performance of RFG, the State 2 Maximum Earn-Out Trigger is likely to be met prior to the end of the Earn-Out Period and that the Sellers therefore shall be entitled to receive the Stage 2 Maximum Earn-Out Consideration.

D. Calavo, RFG and the Sellers desire to amend the Merger Agreement by this Amendment to provide, among other things, that: (1) Calavo shall deliver $5,000,000 of Common Stock to the Trust, for the benefit of the other Sellers, as part of the Stage 2 Maximum Earn-Out Consideration instead of delivering $5,000,000 of cash to the Sellers; (2) the Sellers shall receive specified price protection from Calavo with respect to the Trust’s sale of such Common Stock; and (3) Calavo shall file with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-3 (the “Registration Statement”) which shall cover the public resale of such Common Stock by the Trust during the period specified in this Amendment.

E. Calavo, RFG and the Sellers do not intend that this Amendment shall make any change to the Merger Agreement’s provisions that address the Stage 3 Earn-Out Payment. Furthermore, Calavo, RFG and the Sellers do not intend that this Amendment shall make any change to the Merger Agreement’s provisions that address the Stage 2 Scale Earn-Out Consideration, which sets forth the amount of the Stage 2 Earn-Out Payment to which the Sellers are entitled if the Stage 2 Maximum Earn-Out Trigger is not met during the Earn-Out Period.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration and the provisions set forth below, Calavo, RFG and the Sellers hereby agree as follows:

1. Defined Terms. Except as expressly defined in this Amendment, capitalized terms used in this Amendment shall have the meanings ascribed to them in the Merger Agreement.

2. Issuance of $5,000,000 of Calavo Common Stock Instead of $5,000,000 of Cash. Section 2.12(c) of the Merger Agreement hereby is amended to read in its entirety as follows:

“(c) The “Stage 2 Maximum Earn-Out Consideration” that is payable by Calavo if the Stage 2 Maximum Earn-Out Trigger is met prior to the end of the Earn-Out Period shall consist of (1) 827,000 Merger Shares and (2) an additional number of Merger Shares having a value of $5,000,000. An Amendment No. 1 to Agreement and Plan of Merger made and entered into as of July 31, 2013 among the Parties sets forth terms governing the valuation of such additional Merger Shares and related matters pertaining to such additional Merger Shares.”

3. Determination of the Number of Additional Shares to be Issued by Calavo.

a.	The additional Merger Shares having a value of $5,000,000 to be issued by Calavo pursuant to Section 2 of this Amendment and amended Section 2.12(c) of the Merger Agreement are referred to in this Amendment as the “Additional Shares.”

b.	The Additional Shares (and the Price Protection Shares described below in Section 4) constitute “Merger Shares,” as defined in Section 1.1 of the Merger Agreement, for purposes of the Merger Agreement. As provided in Section 2.16 of the Merger Agreement, within thirty days after the delivery of the Earn-Out Statement showing that the Stage 2 Maximum Earn-Out Trigger has been met or, if such Earn-Out Payment is subject to dispute, within thirty days after the resolution of any such dispute, Calavo shall cause its transfer agent to issue a stock certificate in the name of the Trust, and to be delivered to the Trust, to evidence the Additional Shares.

c.	The total number of Additional Shares required to be issued by Calavo shall be determined by dividing $5,000,000 by the closing price of the Common Stock on the Nasdaq Stock Market on the last business day preceding the date that Calavo sends stock issuance instructions for the Additional Shares to its transfer agent (such closing price being referred to in this Amendment as the “Valuation Price”).

d.	For example, assume that: (1) the Stage 2 Maximum Earn-Out Trigger for the 12 months ending August 31, 2013 is met; (2) the closing price of the Common Stock was $26 per share on Friday, August 30, 2013; (3) Calavo delivers an Earn-Out Statement on September 20, 2013 confirming that the Stage 2 Maximum Earn-Out Trigger has been met and sends stock issuance instructions to its transfer agent on September 24, 2013; and (4) the closing price of the Common Stock was $25 per share on September 23, 2013. Calavo shall issue 200,000 shares to the Trust based on a $25 per share valuation.

4. Initial Price Protection for Sales of the Additional Shares.

a.	The Sellers shall have the following price protection for any Additional Shares that are sold by the Trust on the Nasdaq Stock Market during the thirty-day period starting on the later of the date that the Additional Shares are issued to the Trust or the date that the Registration Statement is declared effective by the SEC (the “Initial Price Protection Period”).

b.	Calavo shall be obligated to issue additional shares of Common Stock (the “Price Protection Shares”) to the Trust only if the Trust sells any Additional Shares on the Nasdaq Stock Market during the Initial Price Protection Period for a price that is less than the Valuation Price. The dollar value of the Price Protection Shares required to be issued by Calavo shall equal the difference between (1) the aggregate sales price of all Additional Shares sold by the Trust on the Nasdaq Stock Market during the Initial Price Protection Period for sales prices that were less than the Valuation Price and (2) the aggregate sales price that the Trust would have received for such Additional Shares if they had been sold for the Valuation Price. The amount calculated pursuant to the immediately preceding sentence is referred to in this Amendment as the “Shortfall.”

c.	Within twenty days after Calavo and the Trust have agreed upon the amount of the Shortfall, Calavo shall cause its transfer agent to issue a stock certificate in the name of the Trust, and to be delivered to the Trust, to evidence the Price Protection Shares. The total number of Price Protection Shares required to be issued by Calavo shall be determined by dividing the Shortfall by the closing price of the Common Stock on the Nasdaq Stock Market on the last business day preceding the date that Calavo sends stock issuance instructions for the Price Protection Shares to its transfer agent (such closing price being referred to in this Amendment as the “Initial Price Protection Valuation”). Calavo shall not be required to issue Price Protection Shares more than once as a result of sales of Additional Shares by the Trust.

d.	For example, assume that: (1) 200,000 Additional Shares were issued by Calavo based upon a Valuation Price of $25 per share; and (2) during the 30-day Initial Price Protection Period, the Trust sells 50,000 Additional Shares on the Nasdaq Stock Market at an average price of $23 per share for a total Shortfall of $100,000 compared to the $25 Valuation Price. Calavo shall issue to the Trust $100,000 of Price Protection Shares valued at the closing price of the Common Stock on the last business day preceding the date that Calavo gives stock issuance instructions to its transfer agent.

e.	Private sales of Additional Shares and other sales or transfers of Additional Shares that are not made on the Nasdaq Stock Market shall not receive the price protection described in this Amendment, and Calavo shall not be obligated to provide any price protection for sales of Additional Shares that are made after the expiration of the Initial Price Protection Period. Furthermore, Calavo shall not be obligated to provide price protection for any other Merger Shares that are issued to the Sellers, other than as described in Section 5 below with respect to sales of Price Protection Shares.

5. Subsequent Price Protection. If, during the thirty-day period immediately following its receipt of the Price Protection Shares, the Trust sells any of the Price Protection Shares on the Nasdaq Stock Market for a sales price that is less than the Initial Price Protection Valuation, Calavo shall be obligated to deliver to the Trust a cash payment equal to the difference between (a) the aggregate sales price of all Price Protection Shares sold by the Trust on the Nasdaq Stock Market during such thirty-day period for sales prices that were less than the Initial Price Protection Valuation and (b) the aggregate sales price that the Trust would have received for such Price Protection Shares if they had been sold for the Initial Price Protection Valuation. Such cash payment shall be made by Calavo within twenty days after Calavo and the Trust have agreed upon the amount of such shortfall.

6. Calavo’s Registration Statement Obligations.

a.	Calavo shall file the Registration Statement with the SEC as promptly as practicable and shall thereafter use its commercially reasonable efforts to have the Registration Statement declared effective by the SEC as promptly as practicable. If, however, the SEC advises Calavo (or if Calavo otherwise determines) that the Registration Statement cannot be filed under applicable securities laws, rules and regulations until after the number of Additional Shares has been determined pursuant to Section 3 above, then Calavo shall file the Registration Statement as promptly as practicable after the date that the number of Additional Shares has been determined.

b.	The Registration Statement shall register the Trust’s resale of the Additional Shares and shall name the Trust as the selling shareholder.

c.	If permitted by applicable securities laws, rules and regulations, the Registration Statement shall also register the Trust’s resale of the Price Protection Shares, provided that Calavo shall not be required to include the Price Protection Shares in the Registration Statement if the SEC advises Calavo (or if Calavo otherwise determines) that the Price Protection Shares cannot be included in the Registration Statement because the number of Price Protection Shares is unknown at the time of filing the Registration Statement. If the Price Protection Shares are not included in the Registration Statement, then the thirty-day price protection period that is described above in Section 5 shall begin on the date that the Trust first becomes eligible to sell the Price Protection Shares pursuant to Rule 144 under the Securities Act of 1933 (the “Securities Act”) and shall end on the thirtieth day thereafter.

d.	The Registration Statement shall not register the resale or issuance of any Merger Shares or other securities except for the Additional Shares and, to the extent described above in Section 6.c, the Price Protection Shares.

e.	Calavo shall instruct its transfer agent not to place the Securities Act restrictive legend described in Section 4.7 of the Merger Agreement on any stock certificates that evidence Additional Shares or Price Protection Shares that the Trust has sold pursuant to the Registration Statement.

f.

Calavo is entitled to withdraw and terminate the Registration Statement at any time on or after the date that the Trust has owned the Additional Shares for at least six months and is eligible to sell the Additional Shares pursuant to Rule 144 under the Securities Act. However, if Price Protection Shares are registered on the Registration Statement, Calavo shall not be entitled to withdraw and terminate the Registration Statement until any time on or after the date that the Trust has owned the Price Protection Shares for at least six months and is eligible to sell the Price Protection Shares pursuant to Rule 144 under the Securities Act. Furthermore, in addition to its rights described in the preceding two sentences, Calavo is entitled to withdraw and terminate the Registration Statement at any time after the date that the Trust has sold or otherwise transferred all of the Additional Shares and Price Protection Shares (if the Trust acquires, or has the right to acquire, any Price Protection Shares).

7. Sellers’ Additional Registration Statement Obligations. The Trust and the other Sellers agree that:

a.	The Trust and the Sellers shall sell or otherwise transfer Additional Shares and Price Protection Shares only in compliance with applicable securities laws, rules and regulations. Only the Trust shall be entitled to sell Additional Shares and Price Protection Shares pursuant to the Registration Statement.

b.	The Trust shall not offer or sell any Additional Shares or Price Protection Shares pursuant to the Registration Statement until Calavo has advised the Trust that the Registration Statement has been declared effective by the SEC. The Trust shall not offer or sell any Additional Shares or Price Protection Shares pursuant to the Registration Statement during any period in which (1) Calavo has advised the Trust that the SEC has issued a stop order or similar order prohibiting the use of the Registration Statement or (2) Calavo has advised the Trust that the Registration Statement must be amended in order to correct any untrue statement of a material fact in the Registration Statement or any omission to state a material fact required to be stated in the Registration Statement, provided that Calavo agrees to amend the Registration Statement as promptly as practicable to correct such statement or omission.

c.	Calavo is entitled to file a Current Report on Form 8-K that summarizes this Amendment, and Calavo is entitled to file this Amendment with the SEC.

d.	The Trust shall use the prospectus that is contained in the Registration Statement (the “Prospectus”) solely for purposes of making open-market sales of Additional Shares and Price Protection Shares (if Price Protection Shares are included in the Registration Statement) on the Nasdaq Stock Market, and Calavo shall not be required to name any underwriter, broker or dealer in the Registration Statement or to identify in the Registration Statement any other method of selling or otherwise transferring the Additional Shares or the Price Protection Shares.

e.	If required by applicable securities laws, rules and regulations, the Trust shall deliver on a timely basis a copy of the Prospectus in connection with sales of Additional Shares or Price Protection Shares.

f.	The Trust shall promptly provide Calavo with such information about itself as Calavo notifies the Trust is required to be disclosed in the Registration Statement and, at Calavo’s request, the Trust shall promptly complete and deliver to Calavo a selling shareholder’s questionnaire in customary form.

g.	If Calavo determines that applicable securities laws, rules and regulations require the Registration Statement to include information about the beneficial ownership of the Trust (including, without limitation, about the percentage interest of each Seller other than the Trust in the Additional Shares and the Price Protection Shares), the Trust and the other Sellers shall promptly provide such information to Calavo and, at Calavo’s request, all of the Sellers shall promptly complete and deliver to Calavo selling shareholders’ questionnaires in customary form. Notwithstanding anything to the contrary in this Amendment, Calavo shall not be required to file the Registration Statement with the SEC until it has received all required information from the Sellers described in this Section 7.g and in Section 7.f above.

8. Lock-Up Period Restrictions; References to the Registration of the Merger Shares.

a.	The six-month contractual Lock-Up Period restriction that is described in the first sentence of Section 2.23 of the Merger Agreement shall not apply to any Additional Shares or Price Protection Shares that are issued by Calavo pursuant to this Amendment, provided that the Trust and the other Sellers shall remain obligated to sell or otherwise transfer Additional Shares and Price Protection Shares in full compliance with applicable securities laws, rules and regulations.

b.	The second sentence in the definition of the Merger Shares in Section 1.1 of the Merger Agreement states that “[n]either the issuance nor the resale of the Merger Shares shall be registered by Calavo under the Securities Act or any state securities law or regulation.” The last sentence of Section 4.6 of the Merger Agreement states that Calavo does not intend to register the resale of any Merger Shares. Such two sentences shall not be deemed to negate or otherwise limit Calavo’s registration obligations that are described above in Section 6.

9. Calavo’s Reimbursement of Attorneys’ Fees and Brokerage Commissions. Calavo shall reimburse the Sellers for (a) their reasonable and customary brokerage commissions incurred in connection with the Trust’s sale of any and all Additional Shares and Price Protection Shares (but not for brokerage commissions incurred in connection with the sale of any other Merger Shares) and (b) their reasonable attorneys’ fees, in an amount not to exceed $5,000, incurred in connection with the review and negotiation of this Amendment.

10. No Other Amendment of the Merger Agreement. Other than as is specifically set forth in this Amendment, no other provisions of the Merger Agreement shall be amended by this Amendment. In the event of any conflict between any provision of this Amendment and any provision of the Merger Agreement, the provision in this Amendment shall govern.

[Signature page follows]

IN WITNESS WHEREOF, Calavo, RFG and the Sellers have executed and delivered this Amendment as of the date first written above.

CALAVO GROWERS, INC.

By:	/s/ Lecil E. Cole
Lecil E. Cole, Chief Executive Officer

RENAISSANCE FOOD GROUP, LLC

By:	/s/ Lecil E. Cole
Lecil E. Cole, Chief Executive Officer

RFG NOMINEE TRUST

By:	/s/ Kenneth J. Catchot
Kenneth J. Catchot, Trustee

LIBERTY FRESH FOODS, LLC

By:	/s/ Kenneth J. Catchot
Kenneth J. Catchot, Managing Member

/s/ Kenneth J. Catchot
KENNETH J. CATCHOT

/s/ James S. Catchot
JAMES S. CATCHOT

/s/ James Gibson
JAMES GIBSON

CUT FRUIT, LLC

By:	/s/ Ernest Spada Jr.
By:
Its:

/s/ Jose O. Castillo
JOSE O. CASTILLO

/s/ Donald L. Johnson
DONALD L. JOHNSON